UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2013

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13664	94-3199675
(Commission File Number)	(IRS Employer Identification No.)

Bishop Ranch 3 2603 Camino Ramon, Suite 200 San Ramon, California	94583
(Address of Principal Executive Offices)	(Zip Code)

(925) 242-2550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.03	Bankruptcy or Receivership.

(b) As previously disclosed, on November 23, 2011, The PMI Group, Inc. (“TPG” or the “Debtor”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), case No. 11-13730 (the “Chapter 11 Case”) and, on April 30, 2013, filed with the Bankruptcy Court its proposed Plan of Reorganization (as amended on June 3, 2013, the “Plan”) and related disclosure statement (as amended on June 4, 2013, the “Disclosure Statement”). On July 25, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

The Plan provides for the resolution of outstanding claims against the Debtor. Among other things, the Plan provides that (i) holders of allowed priority non-tax claims and holders of allowed secured claims will generally be paid in full, (ii) holders of allowed general unsecured claims, allowed senior notes claims and allowed subordinated note claims will receive their pro rata share of Creditor Cash (as defined in the Plan) and new common stock of the reorganized Debtor to be issued pursuant to the Plan (the “New Common Stock”), provided, however, that the receipt of Creditor Cash and New Common Stock by the holders of allowed subordinated note claims will be redistributed for the benefit of holders of allowed senior note claims due to subordination provisions applicable to the subordinated notes, (iii) holders of allowed Convenience Claims (as defined in the Plan) will receive 90% of the amount of such claims and (iv) holders of equity interests in the Debtor will receive no distribution. The Plan also includes certain releases, injunctions and exculpation provisions.

At July 12, 2013, the Debtor had 197,078,767 shares of common stock issued and outstanding. Under the terms of the Plan, all such shares of the Debtor’s common stock and any other equity interests in the Debtor will be cancelled on the effective date of the Plan and shares of New Common Stock will be issued to certain holders of allowed claims under the Plan.

Information as to the assets and liabilities of the Debtor as of June 30, 2013 is set forth in the unaudited monthly operating report for the month ended June 30, 2013, filed by the Debtor with the Bankruptcy Court and the Securities Exchange Commission on Form 8-K on July 26, 2013.

The foregoing does not purport to be a complete description of the terms of the Plan, the Disclosure Statement or the Confirmation Order, and is qualified in its entirety by reference to the copies of the Plan, the Disclosure Statement and the Confirmation Order which are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated June 3, 2013.

99.2	Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code with Respect to the First Amended Plan of Reorganization of The PMI Group, Inc., dated June 4, 2013.

99.3	Order Confirming First Amended Plan of Reorganization of The PMI Group, Inc. Pursuant to Chapter 11 of the United States Bankruptcy Code, dated July 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013	The PMI Group, Inc.
(Registrant)

	By:	/s/ Dario M. Nolasco
Dario M. Nolasco
General Counsel